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EXHIBIT 23.2

                    COMBINED INDEPENDENT AUDITORS' REPORT ON
                    FINANCIAL STATEMENT SCHEDULE AND CONSENT

The Board of Directors
Innova Corporation:

     The audits referred to in our report dated April 30, 1997, except as to
Note 17, which is as of June 17, 1997, included the related financial statement schedule, listed in Item 16 herein, as of December 31, 1996, and for each of years in the two-year period ended March 31, 1996 and for the nine month fiscal period ended December 31, 1996, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" and "Selected Financial Data" in the prospectus.

                                                /s/ KPMG PEAT MARWICK LLP

Seattle, Washington
June 17, 1997